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EXHIBIT 3-1

ARTICLES OF INCORPORATION

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D

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

ARTICLE I
The exact name of the corporation is:

Mass Megawatts, Inc.

ARTICLE II
The purpose of the corporation is to engage in the following business activities:

A. All aspects of business related to the development and sale of wind power generated electricity.

B. Any other business which may lawfully be carried on by a corporation organized under the Massachusetts Business Corporation Law.

Note: if the spare provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheet of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

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ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	200,000	Common:	None	

Preferred: None Preferred: None

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

Not applicable.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of ~ class of stockholders:

See Article VI, attached hereto on Attachment A.

** IF THERE ARE NO PROVISIONS STATE "NONE" NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

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ARTICLE VII

The effective date of organization of the corporation shall be the date approved and tiled by the Secretary of the Commonwealth If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

   11 Maple Avenue, Shrewsbury, MA 01545

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Jonathan C. Ricker	11 Maple Avenue Shrewsbury, MA 01545	Same
Treasurer:	Jonathan C. Ricker	11 Maple Avenue Shrewsbury, MA 01545	Same
Clerk	Jonathan C. Ricker	11 Maple Avenue Shrewsbury, MA 01545	Same
Directors	Susan M. Cogoli	279 Oxford Street Auburn MA, 01501	Same
	Jodi A. Vizzo	8 Tamarack Lane Shrewsbury, MA 01545	Same
	Jonathan C. Ricker	11 Maple Avenue Shrewsbury, MA 01545	Same

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

d. The name and business address of the resident agent, if any, of the corporation is:

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER The PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 15613 and do hereby sign these Articles of Organization as incorporator(s) this ________ day of _________________ , 19 ___

Jonathan C. Ricker

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11 Maple Avenue
Shrewsbury, MA 01545

NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR~~ TYPE in THE EXACT name OF THE corporation, THE STATE or OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING on BEHALF OF SAID CORPORATION AND THE TITLE BE/SHE BOLDS OR OTHER AUTHORITY BY WHICH, SUCH ACTION IS TAKEN

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The COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B)

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I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ 200,00 having been paid, said articles are deemed to have been filed with me this 27th day of May, 1997.

Effective date: ____________________

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

Jonathan C. Ricker
11 Maple Avenue
Shrewsbury, MA 01545
Telephone: (508) 751-5432

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ATTACHMENT A
Article VI

A. The corporation shall, to the fullest extent permitted by Section 67 of the Massachusetts Business Corporation Law, as the same may be amended an supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters re erred to in or covered by said Section, and the indemnification provided for herein, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators o such a person.

B. The board of directors of the corporation may make, amend or repeal the bylaws of the corporation in whole or in part, except with respect to any revision thereof which by law, these Article of Organization or the

corporation's bylaws require action by the stockholders.

C. No director shall be personally liable to the corporation o its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liabilities, except (i) f r breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 or 62 of the Massachusetts Business Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Massachusetts Business Corporation Law is hereafter a ended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by the Massachusetts Business Corporation Law, as so a ended.

Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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